Exhibit 99.1
EXECUTION COPY

EXCHANGE AGREEMENT
among
CAPITAL TRUST, INC.,
KODIAK CDO II, LTD.,
TALON TOTAL RETURN QP PARTNERS LP,
TALON TOTAL RETURN PARTNERS LP,
GPC 69, LLC,
HFR RVA OPAL MASTER TRUST
and
PAUL STREBEL
Dated as of May 14, 2009

EXCHANGE AGREEMENT
THIS EXCHANGE AGREEMENT, dated as of May 14, 2009 (this “Agreement”), is entered into by and among CAPITAL TRUST, INC., a Maryland corporation (the “Company”), KODIAK CDO II, LTD., TALON TOTAL RETURN QP PARTNERS LP, TALON TOTAL RETURN PARTNERS LP, GPC 69, LLC, HFR RVA OPAL MASTER TRUST and PAUL STREBEL (collectively, the “TRUPS Holders”).
RECITAL:
A. Reference is made to that certain Junior Subordinated Indenture, dated as of March 29, 2007 (the “Existing Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, National Association (“BNYM”) (the “Existing Indenture Trustee”).
B. Reference is made to that certain Amended and Restated Trust Agreement, dated as of March 29, 2007 (the “Trust Agreement”), by and among the Company, as depositor, BNYM, as property trustee (the “Property Trustee”), BNY Mellon Trust (Delaware), as Delaware trustee (the “Delaware Trustee”), the respective administrative trustees named therein and the other parties thereto.
C. CT Preferred Trust II (“Trust II”) is the holder of Junior Subordinated Notes due 2037 in the aggregate principal amount of $22,554,000 issued by the Company pursuant to the Existing Indenture (the “Existing Subordinated Notes”).
D. The TRUPS Holders are the holders of Preferred Securities issued by Trust II pursuant to the 2007 Trust Agreement, in the aggregate principal amounts as follows (collectively, the “Original Preferred Securities”):
(i)	Kodiak CDO II, Ltd — $11,750,000.00 (the “Kodiak Original Preferred Securities”);

(ii)	Talon Total Return QP Partners LP — $5,965,000.00;

(iii)	Talon Total Return Partners LP — $1,708,000.00;

(iv)	GPC 69, LLC — $1,457,000.00;

(v)	HFR RVA Opal Master Trust — $870,000.00; and

(vi)	Paul Strebel — $125,000.

E. Simultaneously herewith, the Company and BNYM, as trustee (the “New Indenture Trustee”), have entered into that certain Junior Subordinated Indenture (the “New Indenture”), pursuant to which the Company proposes to issue Twenty Five Million, One Hundred Fifty-Nine Thousand Dollars ($25,159,000.00) in aggregate principal amount of Junior Subordinated Notes due April 30, 2036 of the Company as follows (collectively, the “Securities”):
(i)	Junior Subordinated Note due 2036 in the original principal amount of $13,513,000.00 issued by the Company to Kodiak CDO II, Ltd., a copy of which is attached hereto as Exhibit A-1 (“Note 1”);
(ii)
Junior Subordinated Note due 2036 in the original principal amount of $6,860,000.00 issued by the Company to Talon Total Return QP Partners LP, a copy of which is attached hereto as Exhibit A-2 (“Note 2”);

(iii)
Junior Subordinated Note due 2036 in the original principal amount of $1,965,000.00 issued by the Company to Talon Total Return Partners LP, a copy of which is attached hereto as Exhibit A-3 (“Note 3”);

(iv)	Junior Subordinated Note due 2036 in the original principal amount of $1,676,000.00 issued by the Company to GPC 69, LLC, a copy of which is attached hereto as Exhibit A-4 (“Note 4”);
(v)
Junior Subordinated Note due 2036 in the original principal amount of $1,001,000.00 issued by the Company to HFR RVA Opal Master Trust, a copy of which is attached hereto as Exhibit A-5 (“Note 5”); and

(vi)	Junior Subordinated Note due 2036 in the original principal amount of $144,000.00 issued by the Company to Paul Strebel, a copy of which is attached hereto as Exhibit A-6 (“Note 6”).
F. On the terms and subject to the conditions set forth in this Agreement, the Company and the TRUPS Holders have agreed to exchange the Original Preferred Securities for the Securities.
NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:
1. Definitions. This Agreement, the New Indenture and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture. The following terms shall have the following meanings:
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.
“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BNYM” has the meaning set forth in the Recitals.
“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.
“Closing Date” has the meaning set forth in Section 2(b).
“Closing Room” has the meaning set forth in Section 2(b).
“Company” has the meaning set forth in the introductory paragraph hereof.
“Company Counsel” has the meaning set forth in Section 3(b).
“Commission” has the meaning set forth in Section 4(s)
“Delaware Trustee” has the meaning set forth in the Recitals.
“Environmental Law” has the meaning set forth in Section 4(ii).
“Environmental Laws” shall have the correlative meaning.
“Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.
“Exchange” has the meaning set forth in Section 2(b).
“Exchange Act” has the meaning set forth in Section 4(g).
“Exchange Act Reports” means the documents of the Company filed with or submitted to the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K.
“Existing Indenture” has the meaning set forth in the Recitals.
“Existing Indenture Trustee” has the meaning set forth in the Recitals.
“Existing Subordinated Notes” has the meaning set forth in the Recitals.
“Financial Statements” has the meaning set forth in Section 4(t)
“GAAP” has the meaning set forth in Section 4(t).
“Governmental Entities” has the meaning set forth in Section 4(l).
“Governmental Licenses” has the meaning set forth in Section 4(o).

“Hazardous Materials” has the meaning set forth in Section 4(ii).
“Holder” has the meaning set forth in the New Indenture.
“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.
“Indemnified Party” has the meaning set forth in Section 8(a). “Indemnified Parties” shall have the correlative meaning.
“Investment Company Act” has the meaning set forth in Section 4(g).
“Kodiak Original Preferred Securities” has the meaning set forth in the Recitals.
“Lien” has the meaning set forth in Section 4(l).
“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its Significant Subsidiaries taken as a whole, provided, however, that the disclosure set forth in the Exchange Act Reports shall not be deemed to constitute a Material Adverse Effect.
“Material Adverse Change” has the meaning set forth in Section 3(d)(ii).
“New Indenture” has the meaning set forth in the Recitals.
“New Indenture Trustee” has the meaning set forth in the Recitals.
“Note 1” has the meaning set forth in the Recitals.
“Note 2” has the meaning set forth in the Recitals.
“Note 3” has the meaning set forth in the Recitals.
“Note 4” has the meaning set forth in the Recitals.
“Note 5” has the meaning set forth in the Recitals.
“Note 6” has the meaning set forth in the Recitals.
“Original Preferred Securities” has the meaning set forth in the Recitals.
“Properties” has the meaning set forth in Section 4(hh).
“Property Trustee” has the meaning set forth in the Recitals.
“Regulation D” has the meaning set forth in Section 4(e).

“Repayment Event” has the meaning set forth in Section 4(n).
“Rule 144A(d)(3)” has the meaning set forth in Section 4(g).
“Securities” has the meaning set forth in the Recitals.
“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.
“Significant Subsidiary” has the meaning as set forth in Securities and Exchange Commission Regulation S-X.
“Significant Subsidiaries” means, collectively, each and every Significant Subsidiary.
“TRUPS Holders” has the meaning set forth in the introductory paragraph hereof.
“TRUPS Holders Transferred Rights” means any and all of the TRUPS Holders’ right, title, and interest in, to and under the Original Preferred Securities, including, without limitation, the following:
(i) the Existing Indenture and Trust Agreement;
(ii) all amounts payable to the TRUPS Holders under the Original Preferred Securities, the Existing Indenture and/or the Trust Agreement, excluding, however, amounts payable on account of interest for the period from April 30, 2009 through May 14, 2009;
(iii) all claims (including “claims” as defined in Section §101(5) of the Bankruptcy Code, suits, causes of action, and any other right of the TRUPS Holders, whether known or unknown, against the Company or any of its affiliates (including Trust II), agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of the TRUPS Holders against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Original Preferred Securities, the Existing Indenture, the Trust Agreement or the transactions related thereto or contemplated thereby;
(iv) all guarantees and all collateral and security of any kind for or in respect of the foregoing;
(v) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of the TRUPS Holders under the Original Preferred Securities, the Existing Indenture and the Trust Agreement, other than fees, costs and expenses payable to the TRUPS Holders hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and
(vi) all proceeds of the foregoing.

“Trust II” has the meaning set forth in the Recitals.
“Trust Agreement” has the meaning set forth in the Recitals.
“Venable” has the meaning set forth in Section 3(b).
2. Exchange of Original Preferred Securities for Securities.
(a) The Company agrees to issue the Securities in accordance with the New Indenture and has requested that the TRUPS Holders accept such Securities in exchange for the Original Preferred Securities, and the TRUPS Holders hereby accept such Securities in exchange for the Original Preferred Securities upon the terms and conditions set forth herein.
(b) The closing of the exchange contemplated herein shall occur at the offices of Company Counsel in New York, New York (the “Closing Room”), or such other place as the parties hereto shall agree, at 11:00 a.m. New York time, on May 14, 2009 or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The Company and the TRUPS Holders hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:
(i) Kodiak CDO II, Ltd. shall have delivered an issuer order instructing its trustee (the “CDO Trustee”), under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holder of the Kodiak Original Preferred Securities, to exchange the Kodiak Original Preferred Securities for the Securities.
(ii) The TRUPS Holders shall have instructed their DTC Custodians to post a “debit DWAC” to cancel their respective positions in the Original Preferred Securities.
(iii) The Securities shall have been delivered to the Closing Room, copies of which Securities shall have previously been made available for inspection, if so requested.
(iv) The Company shall have directed the New Indenture Trustee to authenticate the Securities and deliver them to the TRUPS Holders, as follows: (i) Note 1 to Kodiak CDO II, Ltd., (ii) Note 2 to Talon Total Return QP Partners LP, (iii) Note 3 to Talon Total Return Partners LP, (iv) Note 4 to GPC 69, LLC, (v) Note 5 to HFR RVA Opal Master Trust and (vi) Note 6 to Paul Strebel.
(v) The New Indenture Trustee shall have authenticated the Securities in accordance with the terms of the New Indenture and delivered them as provided above.
(vi) The Property Trustee shall cancel the Preferred Securities Certificate and retain the Preferred Securities Certificate in accordance with its customary practices, all in accordance with Section 5.10 of the Trust Agreement.

(vii) The TRUPS Holders shall have executed and delivered to the Property Trustee, a Joint Direction and Release in form and substance satisfactory to the Property Trustee.
(viii) Simultaneously with the occurrence of the events described in subsections (v) and (vi) hereof, (A) each TRUPS Holder entity holding the applicable Original Preferred Securities irrevocably transfers, assigns, grants and conveys the related TRUPS Holders Transferred Rights to the Company and the Company assumes all rights and obligations of the TRUPS Holders with respect to the Original Preferred Securities and the TRUPS Holders Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder of the Securities under the terms of the Securities, the New Indenture and any other Operative Documents.
(ix) the Company shall have paid to BNYM all of such party’s reasonable legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Existing Indenture and the Trust Agreement, if any.
(x) The Company shall have paid to the Trustee, for application upon the Original Preferred Securities and for distribution to the applicable TRUPS Holder entities holding such Original Preferred Securities pursuant to the terms of the Existing Indenture, all accrued interest for the period commencing on the most recent interest payment date under the Original Preferred Securities and continuing through and including May 14, 2009.
(xi) The Company shall have paid to the TRUPS Holders a transaction fee of 0.50% of the principal amount of the Original Preferred Securities held by such TRUPS Holder.
3. Conditions Precedent. The obligations of the parties under this Agreement are subject to the following conditions precedent:
(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Securities.
(b) Paul, Hastings, Janofsky & Walker LLP, counsel for the Company (the “Company Counsel”), shall have delivered opinions, dated the Closing Date, addressed to each Holder and to the New Indenture Trustee, in substantially the form set out in Annex A-I and Annex A-II hereto and Venable LLP, Maryland counsel for the Company (“Venable”), shall have delivered an opinion, dated the Closing Date, addressed to the Holders and the New Indenture Trustee, in substantially the form set out in Annex A-III hereto. In rendering its opinion, the Company Counsel and Venable may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; provided, however, that copies of any such certificates or documents are delivered to the Holders and the New Indenture Trustee), and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel and Venable opinions. The Company Counsel and Venable may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

(c) The Holders of the Securities shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the New Indenture Trustee, dated as of the Closing Date, addressed to the Holders of the Securities and their successors and assigns, in substantially the form set out in Annex B hereto.
(d) The Company shall have furnished to the Holders of the Securities a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, in their capacities as such, dated as of the Closing Date, as to (i) and (ii) below:
(i) the representations and warranties in this Agreement are true and correct on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
(ii) since the date of the latest Financial Statements, there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business, other than the disclosure set forth in the Exchange Act Reports, which disclosure shall not be deemed to constitute a Material Adverse Change (a “Material Adverse Change”).
If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Holders of the Securities or their counsel, this Agreement and any obligations of any TRUPS Holder hereunder, whether as holders of the Original Preferred Securities or as prospective Holders of the Securities, may be canceled at, or at any time prior to, the Closing Date by any TRUPS Holder solely with respect to such TRUPS Holder. Notice of such cancellation shall be given to the Company in writing.
Each certificate signed by any officer of the Company and delivered to the Holders of the Securities or the Holders’ counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.
4. Representations and Warranties of the Company. The Company represents, warrants and covenants to the TRUPS Holders, as holders of the Original Preferred Securities and with the Holders of the Securities, as follows:
(a) It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b) None of the Securities, the New Indenture, or the Exchange is or may be subject to any Impairment. The Company has no current intention to initiate any bankruptcy or insolvency proceedings. The Company (i) has not entered into the Exchange or any Operative Documents with the actual intent to hinder, delay, or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under the Operative Documents.
(c) It (i) is a sophisticated entity with respect to matters such as the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the TRUPS Holders, any Holder of the Securities or the Trustee or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the TRUPS Holders’ express representations, warranties, covenants and agreements in this Agreement. The Company acknowledges that none of the TRUPS Holders, any Holders of the Securities or the Trustee or any of their affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.
(d) It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which the TRUPS Holders, any Holder, Trustee or any of their affiliates could be responsible.
(e) Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.
(f) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.
(g) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).
(h) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.
(i) The Company is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(j) Each of this Agreement and the New Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the TRUPS Holders and/or the Trustee, as applicable, will be a legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
(k) The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Trustee for authentication in accordance with the New Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to the Holders in exchange for the Original Preferred Securities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
(l) Neither the issue of the Securities and exchange of the Securities for the Original Preferred Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any if its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

(m) The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.
(n) The Company has no subsidiaries that are material to its business, financial condition or earnings, other than those Significant Subsidiaries listed in Schedule 1 attached hereto (which Schedule 1 includes each of the Company’s Significant Subsidiaries). Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary of the Company (other than a taxable REIT subsidiary, if any) is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law, to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or other Equity Interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(o) The Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.
(p) All of the issued and outstanding Equity Interests of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each consolidated subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim, or equitable right (in each case, other than preferred equity interests issued by CDO subsidiaries); and none of the issued and outstanding Equity Interests of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(q) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.
(r) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.
(s) The accountants of the Company who certified the Financial Statements (defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.
(t) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2008, filed with the Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Financial Statements”) are the most recent publicly available audited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).
(u) Neither the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or any of its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements and (iii) as described in the Exchange Act Reports.

(v) Since the respective dates of the Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its Equity Interests, other than regular quarterly dividends on the Company’s common stock.
(w) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party that are required to be so filed. To the actual knowledge of the Chief Financial Officer of the Company, the Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.
(x) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.
(y) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents, as applicable, or the consummation by the Company of the transactions contemplated by the Operative Documents.
(z) The Company and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(aa) Commencing with its taxable year ending December 31, 2003, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be (for as long as the Board of Directors of the Company believes it is in the Company’s best interest to qualify as a REIT), organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s organizational structure and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. As long as the Board of Directors of the Company believes it is in the Company’s best interests to qualify as a REIT, the Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2008 and succeeding taxable years.
(bb) The Company and each Significant Subsidiary has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns (as defined below) required to be filed by them, except where such would not, singly or in the aggregate, have a Material Adverse Effect, and all such Tax Returns are true, correct and complete in all material respects. The Company and each Significant Subsidiary has timely and duly paid in full all Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return), except for any Taxes that are being disputed in good faith and for which adequate reserves are held. There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments have been threatened in a writing received by the Company. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.
(cc) Interest payable by the Company on the Securities is deductible by the Company for United Stated Federal income tax purposes. There are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, would likely result in a Material Adverse Effect.
(dd) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.
(ff) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
(gg) The information provided by the Company pursuant to the Operative Documents does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh) Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) to the Company’s actual knowledge, the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) to the Company’s actual knowledge neither the Company, nor any of its subsidiaries has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from any of the real properties currently or previously owned, leased or operated by the Company or any of its subsidiaries (collectively, the “Properties”) other than in compliance with all Environmental Laws, (iii) to the Company’s actual knowledge, neither the Company nor any of its subsidiaries has used the Properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any written notice of, or has any actual knowledge of any occurrence or circumstance which, with notice or passage of time or both, is reasonably likely to give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) to the Company’s actual knowledge, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) to the Company’s actual knowledge, none of the Company, any of its subsidiaries or agents or any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, (vii) to the Company’s knowledge, no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of its subsidiaries or, to the Company’s actual knowledge, any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.
(ii) As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.
5. Representations and Warranties of the TRUPS Holders. Each TRUPS Holder entity, for itself, represents, warrants and covenants to the Company as follows:
(a) It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b) This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such TRUPS Holder entity, enforceable against such TRUPS Holder entity in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
(c) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such TRUPS Holder entity of its obligations under this Agreement or to consummate the transactions contemplated herein.
(d) It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.
(e) The TRUPS Holders are the sole legal and beneficial owners of the Original Preferred Securities and the related TRUPS Holders Transferred Rights and shall deliver the Original Preferred Securities free and clear of any Lien.
(f) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.
(g) Each TRUPS Holder is the beneficial owner of the amount of Original Preferred Securities as set forth in the Recitals.
(h) It is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.
(i) It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. It has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Original Preferred Securities or TRUPS Holders Transferred Rights in violation of any applicable securities laws.
(j) Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

(k) It understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) such Holder is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Securities contained in the New Indenture, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.
(l) It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indenture for which the Company could be responsible.
(m) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of its affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.
Except as expressly stated in this Agreement, the TRUPS Holders make no representations or warranties, express or implied, with respect to the Exchange, the TRUPS Holders Transferred Rights, the Original Preferred Securities, the Existing Indenture, or any other matter.
6. Covenants and Agreements of the Company. The Company covenants to the TRUPS Holders and the Holders as follows:
(a) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Holders of the Securities may designate and will maintain such qualifications in effect so long as required for the sale of the Securities. The Company will promptly advise the Holders of the Securities of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; provided, however, that the Company will not be required to arrange for the qualification of the Securities for sale under the laws of any jurisdiction if such qualification would require the Company to qualify as a foreign corporation or a dealer in securities or to file a general consent to service of process in any such jurisdiction or subject the Company to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(b) The Company will not, nor will it permit any of its Affiliates or any person acting on their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.
(c) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.
(d) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.
(e) At Closing the Company shall furnish to (i) the Holders of the Securities and (ii) any beneficial owner of the Securities reasonably identified to the Company, a duly completed and executed Officer’s Financial Certificate in the form required pursuant to the New Indenture.
(f) The Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Holders of the Securities.
(g) The Company will use its commercially reasonable efforts to meet the requirements to qualify as a REIT under sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2008 (and each fiscal quarter of such year) and unless and until the Board of Directors of the Company determines that it is in the best interests of the Company not to be organized as a REIT, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code, and the Company will conduct its operations in a manner that will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code.
7. Payment of Expenses. In addition to the obligations agreed to by the Company under Section 2(b)(ix) herein, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company; and (iv) the fees and all reasonable expenses of the New Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees. The fees of the New Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and The Bank of New York Mellon Trust Company, National Association.

8. Indemnification. (a) The Company agrees to indemnify and hold harmless BNYM and the TRUPS Holders (collectively, the “Indemnified Parties”), the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified parties within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the Company, in light of the circumstances under which they were made, not misleading, (ii) the breach or alleged breach of any representation, warranty, or agreement of the Company contained herein, or (iii) the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
(b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and/or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.
10. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.
11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit B.
12. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without the TRUPS Holders’ prior written consent.
13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15. Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.
16. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
17. Recourse to TRUPS Holders. Recourse hereunder solely with respect to Kodiak CDO II, Ltd. shall be limited solely to the assets of Kodiak CDO II, Ltd. To the extent the assets of Kodiak CDO II, Ltd. or the proceeds of such assets are insufficient to meet the obligations of Kodiak CDO II, Ltd. hereunder in full, Kodiak CDO II, Ltd. shall have no further liability in respect of such outstanding obligations. The Company hereby agrees not to institute any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws against Kodiak CDO II, Ltd. until at least one year and one day or the then applicable preference period under the United States Bankruptcy Code, Title 11 of the United States Code, as amended, or, where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands plus ten (10) days after the payment in full of all the securities issued by Kodiak CDO II, Ltd.; provided, that nothing in this Section 17 shall preclude the Company from taking any action against Kodiak CDO II, Ltd. prior to the expiration of the aforementioned period in (x) any case or proceeding voluntarily filed or commenced by Kodiak CDO II, Ltd., or (y) any involuntary insolvency proceeding filed or commenced against Kodiak CDO II, Ltd., by a person other than the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

CAPITAL TRUST, INC.
By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer
(Signatures continue on the next page)

KODIAK CDO II, LTD.

By:	Kodiak CDO Management, LLC, as Collateral Manager

By:	Kodiak Funding, LP
Its: Sole Member

By:	Kodiak Funding Company, Inc.
Its: General Partner

By:	/s/ Robert M. Hurley

Name: Robert M. Hurley
Title: Chief Financial Officer
(Signatures continue on the next page)

TALON TOTAL RETURN QP PARTNERS LP

By:	/s/ Evan Dreyfuss

Name: Evan Dreyfuss
Title: Portfolio Manager

TALON TOTAL RETURN PARTNERS LP

By:	/s/ Evan Dreyfuss

Name: Evan Dreyfuss
Title: Portfolio Manager

GPC 69, LLC

By:	/s/ Evan Dreyfuss

Name: Evan Dreyfuss
Title: Portfolio Manager

HFR RVA OPAL MASTER TRUST

By:	/s/ Evan Dreyfuss

Name: Evan Dreyfuss
Title: Portfolio Manager
(Signatures continue on the next page)

PAUL STREBEL

By:	/s/ Paul Strebel

Name: Paul Strebel

EXHIBIT A-1
Copy of Note 1

EXHIBIT A-2
Copy of Note 2

EXHIBIT A-3
Copy of Note 3

EXHIBIT A-4
Copy of Note 4

EXHIBIT A-5
Copy of Note 5

EXHIBIT A-6
Copy of Note 6

EXHIBIT B
Notice Information

SCHEDULE 1
List of Significant Subsidiaries

Entity	Jurisdiction of Organization

CT LF Funding Corp.	Delaware

CT RE CDO 2004-1 Sub, LLC	Delaware

CT RE CDO 2005-1 Sub, LLC	Delaware

CT CDO III, LLC	Delaware

CT CDO IV, LLC	Delaware

CT Investment Management Co., LLC	Delaware

Sch. 1-1

ANNEX A-I
Pursuant to Section 3(b) of the Agreement, Paul, Hastings, Janofsky & Walker LLP counsel for the Company, shall deliver an opinion to the effect that:
(see attached)

ANNEX A-II
Pursuant to Section 3(b) of the Agreement, Paul, Hastings, Janofsky & Walker LLP shall deliver an opinion to the effect that for U.S. federal income tax purposes, the Securities will constitute indebtedness of the Company.
In rendering such opinion, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

ANNEX A-III
Venable Opinion
(see attached)

ANNEX B
Pursuant to Section 3(d) of the Agreement, Gardere Wynne Sewell LLP, special counsel for the Trustee, shall deliver to the Holders an opinion to the effect that:
(i) The Bank of New York Mellon Trust Company, National Association (the “Bank”) is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the New Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the New Indenture pursuant to Section 6.1 thereof.
(ii) The New Indenture has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(iii) Neither the execution or delivery by the Bank of the New Indenture, the authentication and delivery of the Securities pursuant to the terms of the New Indenture, nor the performance by the Bank of its obligations under the New Indenture (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank.
(iv) The Securities have been authenticated and delivered by a duly authorized officer of the Bank.
In rendering such opinion, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Bank, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.